 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2022

SPRINGBIG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 260
Boca Raton, Florida, 33487
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Tuatara Capital Acquisition Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	SBIG	The NASDAQ Global Market

Warrants, each exercisable for one share of Common Stock, at an exercise price of $11.50 per share	SBIGW	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On June 13, 2022, in anticipation of the consummation of the previously announced business combination (the “Business Combination”) of Tuatara Capital Acquisition Corp., a Cayman Islands exempted company (“Tuatara”), and SpringBig, Inc., a Delaware corporation (“SpringBig”), Tuatara changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

In connection with the Domestication, Tuatara changed its name to “SpringBig Holdings, Inc.” (“New SpringBig” or the “Company”) and adopted a Certificate of Incorporation (the “charter”) and Bylaws (the “bylaws”). Reference is made to the disclosure described in the proxy statement/prospectus (Registration No.: 333-262628) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2022 (the “Proxy Statement/Prospectus”) in the section titled “Organizational Documents Proposal (4-9)” beginning on page 167, which is incorporated herein by reference.

The following descriptions are summaries of the material terms of New SpringBig’s Certificate of Incorporation and Bylaws. These summaries are qualified in their entirety by reference to the text of the Certificate of Incorporation and Bylaws, which are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Authorized and Outstanding Stock

The charter of New SpringBig authorizes the issuance of an aggregate of 350,000,000 shares of capital stock, consisting of 300,000,000 shares of Common Stock, $0.0001 par value per share and 50,000,000 shares of Preferred Stock, $0.0001 par value per share. Unless our Board of Directors determines otherwise, New SpringBig will issue all shares of capital stock in uncertificated form.

Common Stock

Voting Rights

Each holder of the shares of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote. The holders of the shares of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shareholders present in person or represented by proxy, voting together as a single class.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the shares of Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Common Stock, then outstanding, if any.

Preemptive or Other Rights

The holders of shares of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Common Stock. The rights, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future.

Preferred Stock

Our charter authorizes our Board of Directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the Common Stock. Shares of preferred stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of preferred stock from time to time adopted by our Board of Directors pursuant to authority so to do which is expressly vested in the Board of Directors. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of New SpringBig without further action by the shareholders. Additionally, the issuance of preferred stock may adversely affect the holders of the Common Stock of New SpringBig by restricting dividends on the shares of Common Stock, diluting the voting power of the shares of Common Stock or subordinating the liquidation rights of the shares of Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Common Stock.

Warrants

Anti-dilution Adjustments

If the number of issued and outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the issued and outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Common Stock equal to the product of  (1) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (2) one minus the quotient of (x) the price per shares of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

Certain Anti-Takeover Provisions of Our Charter and Our Bylaws

New SpringBig’s charter and bylaws as well as the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board of Directors. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by the members of our Board of Directors or taking other corporate actions, including effecting changes in our management. For instance, our charter will not provide for cumulative voting in the election of directors and will provide for a classified board of directors with three (3)-year staggered terms, which could delay the ability of shareholders to change the membership of a majority of our Board of Directors. our Board of Directors will be empowered to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in the proposed bylaws will require that shareholders must comply with certain procedures in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a shareholders’ meeting.

Our authorized but unissued Common Stock and preferred stock will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 to this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

As of June 15, 2022, the Common Stock and Warrants are listed for trading on The Nasdaq Global Market under the symbols “SBIG” and “SBIGW,” respectively, and the CUSIP numbers relating to the Common Stock and Warrants are 85021Q108 and 85021Q116, respectively.

On June 15, 2022, New SpringBig issued a press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Form of Certificate of Incorporation of New SpringBig (incorporated by reference to Annex B to the Proxy Statement / Prospectus of Tuatara filed with the SEC on May 17, 2022).
3.2	Form of By-Laws of New SpringBig (incorporated by reference to Annex C to the Proxy Statement / Prospectus of Tuatara filed with the SEC on May 17, 2022).
99.1	Press Release, dated June 15, 2022.*

*     Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

June 17, 2022	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer